UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

Moneylogix Group, Inc.
(Exact Name of Registrant As Specified In Charter)

Nevada	000-30424	33-0680443
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

88 Toporowski Ave, Richmond Hill, Ontario, Canada, L4S2V6
(Address of Principal Executive Offices)

416 450 6414
 (Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Departure of Principal Officers

On February 28, 2011, Mr. Binnay Sethi resigned as the President, Chief Executive Officer, and Chief Financial Officer of Moneylogix Group, Inc. (the “Company”).  Mr. Sethi’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

In addition, on February 28, 2011, Dr. Mahmood Moshiri resigned as the Secretary of the Company.  Dr. Moshiri’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

Appointment of Principal Officers

On February 28, 2011, the Board of Directors of the Company appointed Dr. Mahmood Moshiri as the President, Chief Executive Officer and Chief Medical Officer of the Company, effective immediately. At this time, the Company does not have a Chief Financial Officer.

Additionally, on February 28, 2011, the Board of Directors of the Company appointed Mr. Binnay Sethi as the Vice President of the Company, effective immediately.

Mahmood Moshiri, President, Chief Executive Officer, Chief Medical Officer and Director

Since 1990, Moshiri Mahmood has been on the faculty at several medical universities including Zahedan University of Medical Sciences, Yazd University of Medical Sciences, Iran University of Medical Sciences, and Rajaei Cardiovascular Research Center, Tehran, Iran. Dr. Moshiri has extensive experience in teaching and practicing medicine and performing clinical researches focusing on preventive medicine, nutrition and cancer pathology, and cardiovascular health. He has published extensively on the subject of pathology in preventive and therapeutic disciplines during the last 20 years. Dr. Moshiri has hosted numerous newscasts in the health and preventive fields for Iranian National TV in Iran. In addition to his media expertise, his articles have been published in many American, European, and Asian medical journals. He has been a contributing author of medical books published in North America including Antioxidant in Human Health and Diseases, Canada, 1998 and Frontiers in Cardiovascular Health, Boston, USA. Dr. Moshiri has been an Organizing Member, and International Advisory Board Member and Speaker in many World Congresses on Clinical Nutrition and Medicine including the World Congress on Clinical Nutrition in China 1995, Iran 1996, Canada, Banff 1997, India 1999, Iran 1999, Mexico 1998, Canada, Alberta University 2007. Mr. Mahmood graduated from Esfahan Medical School in 1978, obtained his MD from Iran University of Medical Sciences, and received his degree in Clinical and Anatomical Pathology from Beheshti School of Medicine in Tehran, Iran.

From 1997 to 2007, Dr. Moshiri served as Vice President of the International College of Nutrition; and has won two Medical World Congress Awards (1997 Banff, Canada, and 2007 Alberta University, Canada). He is the President of Proteus Imaging Canada.

Binnay Sethi, Vice President and Director

Binnay Sethi is currently the CEO of Binalli Vision, one of the largest building maintenance companies in Canada.  Binalli Vision has over 500 clients and employs over 400 people. He founded the company in 1995 and has grown the organization from inception.  He has started and managed numerous companies throughout his career focused in the building maintenance area along with real property administration.  Prior to Binalli Vision, Binnay owned multiple Subway franchises around Toronto and sold them in 1995.  He has studied Business and International business at York University and Seneca College.

Family Relationships

There are no family relationships between any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

At this time, there is no employment agreement between Dr. Moshiri Mahmood and Binnay Sethi and the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

MONEYLOGIX GROUP, INC.

Date: March 2, 2011	By:	/s/ Mahmood Moshiri
Name: Mahmood Moshiri
Title: Chief Executive Officer, President, Chief Medical Officer and Director